EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Third Quarter of 2025

BIRMINGHAM, Ala., Oct. 20, 2025 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended September 30, 2025.

Third Quarter 2025 Highlights:

  Diluted earnings per share of $1.20 for the quarter. Adjusted diluted earnings per share of $1.30, up 18.2% from the third quarter of 2024.
  Net interest margin of 3.09%, up 25 basis points from the third quarter of 2024 (negatively impacted by about 10 bps on a single non-accrual relationship).
  Adjusted cost of interest-bearing deposits is flat from second quarter of 2025 to third quarter of 2025 at 3.41%.
  Loans grew by $973.7 million, or 7.9%, year-over-year.
  Deposits grew by $960.4 million, or 7.3%, year-over-year and 7.1% annualized, from the second quarter of 2025.
  Book value per share of $32.62, up 13.3% from the third quarter of 2024 and 13.8% annualized, from the second quarter of 2025.
  Liquidity remains strong with $1.77 billion in cash and cash equivalent assets, 10.1% of our total assets, and no FHLB advances or brokered deposits.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.25% to 11.49% year-over-year.
  Return on average common stockholders’ equity of 14.88%. Adjusted return on average common stockholders’ equity improved to 16.21% for the third quarter of 2025 compared to 15.68% for the second quarter of 2025 and 15.55% for the third quarter of 2024.
  We sold $83.4 million of low-yielding bonds during the third quarter of 2025 at a loss and reinvested in securities with higher yields.

Tom Broughton, Chairman, President, and CEO, said, “All of our regions and markets were solidly profitable in the third quarter of 2025. We have seen great progress in all our markets and our newer offices have reached profitability.”

David Sparacio, CFO, said, “We are pleased with the continued expansion of our net interest margin and pricing discipline on both loans and deposits. We continue to see solid year over year growth in earnings and deliver top returns for our shareholders.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, adjusted cost of interest-bearing deposits, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending September 30, 2025	Period Ending June 30, 2025	% Change From Period Ending June 30, 2025 to Period Ending September 30, 2025	Period Ending September 30, 2024	% Change From Period Ending September 30, 2024 to Period Ending September 30, 2025
QUARTERLY OPERATING RESULTS
Net Income	$65,571	$61,424	6.8%	$59,907	9.5%
Net Income Available to Common Stockholders	$65,571	$61,393	6.8%	$59,907	9.5%
Diluted Earnings Per Share	$1.20	$1.12	7.1%	$1.10	9.1%
Return on Average Assets	1.47%	1.40%		1.43%
Return on Average Common Stockholders' Equity	14.88%	14.56%		15.55%
Average Diluted Shares Outstanding	54,667,955	54,664,480		54,642,582

Adjusted Net Income, net of tax*	$71,422	$66,133	8.0%	$59,907	19.2%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$71,422	$66,102	8.0%	$59,907	19.2%
Adjusted Diluted Earnings Per Share, net of tax*	$1.30	$1.21	7.4%	$1.10	18.2%
Adjusted Return on Average Assets, net of tax*	1.60%	1.50%		1.43%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	16.21%	15.68%		15.55%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$190,219			$162,069	17.4%
Net Income Available to Common Stockholders	$190,188			$162,038	17.4%
Diluted Earnings Per Share	$3.48			$2.97	17.2%
Return on Average Assets	1.44%			1.35%
Return on Average Common Stockholders' Equity	15.01%			14.51%
Average Diluted Shares Outstanding	54,663,063			54,615,647

Adjusted Net Income, net of tax*	$200,779			$163,416	22.9%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$200,748			$163,385	22.9%
Adjusted Diluted Earnings Per Share, net of tax*	$3.67			$2.99	22.7%
Adjusted Return on Average Assets, net of tax*	1.52%			1.36%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	15.85%			14.63%

BALANCE SHEET
Total Assets	$17,584,199	$17,378,628	1.2%	$16,449,178	6.9%
Loans	13,311,967	13,232,560	0.6%	12,338,226	7.9%
Non-interest-bearing Demand Deposits	2,598,895	2,632,058	(1.3)%	2,576,329	0.9%
Total Deposits	14,106,922	13,862,319	1.8%	13,146,529	7.3%
Stockholders' Equity	1,781,647	1,721,783	3.5%	1,570,269	13.5%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $65.6 million for the quarter ended September 30, 2025, compared to net income and net income available to common stockholders of $61.4 million for the second quarter of 2025 and net income and net income available to common stockholders of $59.9 million for the third quarter of 2024. Basic and diluted earnings per common share were both $1.20 in the third quarter of 2025, compared to $1.12 for both in the second quarter of 2025 and $1.10 for both in the third quarter of 2024.

Annualized return on average assets was 1.47% and annualized return on average common stockholders’ equity was 14.88% for the third quarter of 2025, compared to 1.43% and 15.55%, respectively, for the third quarter of 2024.

Net interest income was $133.4 million for the third quarter of 2025, compared to $131.7 million for the second quarter of 2025 and $115.1 million for the third quarter of 2024. The net interest margin in the third quarter of 2025 was 3.09% compared to 3.10% in the second quarter of 2025 and 2.84% in the third quarter of 2024. During the second quarter, we reversed a $2.3 million accrual related to a legal matter, which had been recorded in interest expense. The net interest margin in the second quarter of 2025, adjusted for the reversal of this accrual, was 3.06%. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” for more details on this adjustment in the second quarter of 2025. Loan yields were 6.34% during the third quarter of 2025 compared to 6.37% during the second quarter of 2025 and 6.62% during the third quarter of 2024. Investment yields were 3.60% during the third quarter of 2025 compared to 3.37% during the second quarter of 2025, and 3.57% during the third quarter of 2024. Average interest-bearing deposit rates were 3.41% during the third quarter of 2025, compared to 3.33% during the second quarter of 2025 (3.41% on an adjusted basis) and 4.12% during the third quarter of 2024. Average federal funds purchased rates were 4.46% during the third quarter of 2025, compared to 4.49% during the second quarter of 2025 and 5.42% during the third quarter of 2024.

Average loans for the third quarter of 2025 were $13.21 billion, an increase of $195.7 million, or 6.0% annualized, from average loans of $13.01 billion for the second quarter of 2025, and an increase of $839.1 million, or 6.8%, from average loans of $12.37 billion for the third quarter of 2024. Ending total loans for the third quarter of 2025 were $13.31 billion, an increase of $79.4 million, or 2.4% annualized, from $13.23 billion for the second quarter of 2025, and an increase of $973.7 million, or 7.9%, from $12.34 billion for the third quarter of 2024.

Average total deposits for the third quarter of 2025 were $14.13 billion, an increase of $238.3 million, or 6.8% annualized, from average total deposits of $13.90 billion for the second quarter of 2025, and an increase of $617.8 million, or 4.6%, from average total deposits of $13.52 billion for the third quarter of 2024. Ending total deposits for the third quarter of 2025 were $14.11 billion, an increase of $244.6 million, or 7.1% annualized, from $13.86 billion for the second quarter of 2025, and an increase of $960.4 million, or 7.3%, from $13.15 billion for the third quarter of 2024.

Non-performing assets to total assets were 0.96% for the third quarter of 2025, compared to 0.42% for the second quarter of 2025 and 0.25% for the third quarter of 2024. The driver of the year-over-year increase in non-performing assets was attributable to a large, real-estate secured relationship. Annualized net charge-offs to average loans were 0.27% for the third quarter of 2025, compared to 0.20% for the second quarter of 2025 and 0.09% for the third quarter of 2024. During the third quarter of 2025, we charged off $3.0 million on loans that had not been previously impaired. The allowance for credit losses as a percentage of total loans at September 30, 2025, June 30, 2025, and September 30, 2024, was 1.28%, 1.28%, and 1.30%, respectively. We recorded a $9.3 million provision for credit losses in the third quarter of 2025 compared to $11.4 million in the second quarter of 2025, and $5.4 million in the third quarter of 2024, of which $2.7 million related to the impact of Hurricanes Helene and Milton in the third quarter of 2024.

Non-interest income decreased $5.7 million, or 66.9%, to $2.8 million for the third quarter of 2025 from $8.5 million in the third quarter of 2024, and increased $2.4 million, or 572.9%, on a linked quarter basis. Service charges on deposit accounts increased $975,000, or 41.6%, to $3.3 million for the third quarter of 2025 from $2.3 million in the third quarter of 2024, and increased $645,000, or 24.1%, on a linked quarter basis. We increased our service charge rates on many of our checking account products in July of 2025. Mortgage banking revenue increased $512,000, or 37.9%, to $1.9 million for the third quarter of 2025 from $1.4 million in the third quarter of 2024, and increased $541,000, or 40.9%, on a linked quarter basis. Net credit card income increased $480,000, or 24.9%, to $2.4 million for the third quarter of 2025 from $1.9 million in the third quarter of 2024, and increased $286,000, or 13.5%, on a linked quarter basis. In the third and second quarters of 2025 respectively, we recognized losses of $7.8 million and $8.6 million on the sale of available-for-sale debt securities as part of a portfolio restructuring. Bank-owned life insurance (“BOLI”) income increased $292,000, or 13.8%, to $2.4 million for the third quarter of 2025 from $2.1 million in the third quarter of 2024, and increased $279,000, or 13.1%, on a linked quarter basis. We purchased an additional $125 million in BOLI contracts during the third quarter of 2025. Other operating income decreased $163,000, or 19.9%, to $655,000 for the third quarter of 2025 from $818,000 in the third quarter of 2024, and decreased $90,000, or 12.1%, on a linked quarter basis.

Non-interest expense increased $2.4 million, or 5.2%, to $48.0 million for the third quarter of 2025 from $45.6 million in the third quarter of 2024, and increased $3.8 million, or 8.6%, on a linked quarter basis. Salary and benefit expense increased $465,000, or 1.9%, to $25.5 million for the third quarter of 2025 from $25.1 million in the third quarter of 2024, and increased $2.9 million, or 13.0%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 30, or 4.8%, to 650 at September 30, 2025 compared to 620 at September 30, 2024, and decreased by 9, or 1.3%, from the end of the second quarter of 2025. Equipment and occupancy expense decreased $180,000, or 4.7%, to $3.6 million for the third quarter of 2025 from $3.8 million in the third quarter of 2024, and increased $92,000, or 2.6%, on a linked quarter basis. Third party processing and other services expense increased $60,000, or 0.7%, to $8.1 million for the third quarter of 2025 from $8.0 million in the third quarter of 2024, and increased $90,000, or 1.1%, on a linked quarter basis. Professional services expense increased $142,000, or 8.3%, to $1.9 million for the third quarter of 2025 from $1.7 million in the third quarter of 2024, and decreased $47,000, or 2.5%, on a linked quarter basis. Federal Deposit Insurance Corporation (“FDIC”) and other regulatory assessments increased $387,000, or 16.4%, to $2.7 million for the third quarter of 2025 from $2.4 million in the third quarter of 2024, and decreased $11,000, or 0.4%, on a linked quarter basis. Other operating expenses increased $1.5 million, or 33.0%, to $6.1 million for the third quarter of 2025 from $4.6 million in the third quarter of 2024, and increased $667,000, or 12.3%, on a linked quarter basis. The efficiency ratio was 35.22% during the third quarter of 2025 compared to 36.90% during the third quarter of 2024 and 33.46% during the second quarter of 2025. The adjusted efficiency ratio was 33.31% in the third quarter of 2025.

Income tax expense increased $779,000, or 6.2%, to $13.3 million in the third quarter of 2025, compared to $12.5 million in the third quarter of 2024, and decreased $1.9 million, or 12.7%, on a linked quarter basis. Our effective tax rate was 16.81% for the third quarter of 2025 compared to 19.82% for the second quarter of 2025 and to 17.23% for the third quarter of 2024. We invested in a renewable energy tax credit during the third quarter of 2025 for which we received tax credits and other benefits of approximately $3.6 million. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarters of 2025 and 2024 of $81,000 and $111,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate a loan production office in Florida. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs and trade wars on general economic conditions, the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2025, and our other SEC filings. If one or more of the assumptions forming the basis of our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024
CONSOLIDATED STATEMENT OF INCOME
Interest income	$251,308	$246,635	$241,096	$243,892	$247,979
Interest expense	117,860	114,948	117,543	120,724	132,858
Net interest income	133,448	131,687	123,553	123,168	115,121
Provision for credit losses	9,463	11,296	6,630	5,704	5,659
Net interest income after provision for credit losses	123,985	120,391	116,923	117,464	109,462
Non-interest income	2,833	421	8,277	8,803	8,549
Non-interest expense	47,996	44,204	46,107	46,896	45,632
Income before income tax	78,822	76,608	79,093	79,371	72,379
Provision for income tax	13,251	15,184	15,869	14,198	12,472
Net income	65,571	61,424	63,224	65,173	59,907
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$65,571	$61,393	$63,224	$65,142	$59,907
Earnings per share - basic	$1.20	$1.12	$1.16	$1.19	$1.10
Earnings per share - diluted	$1.20	$1.12	$1.16	$1.19	$1.10
Average diluted shares outstanding	54,667,955	54,664,480	54,656,630	54,649,808	54,642,582

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,584,199	$17,378,628	$18,636,766	$17,351,643	$16,449,178
Loans	13,311,967	13,232,560	12,886,831	12,605,836	12,338,226
Debt securities	1,849,739	1,914,503	1,905,550	1,876,253	1,867,587
Non-interest-bearing demand deposits	2,598,895	2,632,058	2,647,577	2,619,687	2,576,329
Total deposits	14,106,922	13,862,319	14,429,061	13,543,459	13,146,529
Borrowings	64,750	64,747	64,745	64,743	64,741
Stockholders' equity	1,781,647	1,721,783	1,668,900	1,616,772	1,570,269

Shares outstanding	54,621,441	54,618,545	54,601,217	54,569,427	54,551,543
Book value per share	$32.62	$31.52	$30.57	$29.63	$28.79
Tangible book value per share (1)	$32.37	$31.27	$30.32	$29.38	$28.54

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.09%	3.10%	2.92%	2.96%	2.84%
Return on average assets	1.47%	1.40%	1.45%	1.52%	1.43%
Return on average common stockholders' equity	14.88%	14.56%	15.63%	16.29%	15.55%
Efficiency ratio	35.22%	33.46%	34.97%	35.54%	36.90%
Non-interest expense to average earning assets	1.11%	1.04%	1.09%	1.13%	1.13%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.49%	11.38%	11.48%	11.42%	11.25%
Tier 1 capital to risk-weighted assets	11.50%	11.38%	11.48%	11.42%	11.25%
Total capital to risk-weighted assets	12.91%	12.81%	12.93%	12.90%	12.77%
Tier 1 capital to average assets	10.01%	9.78%	9.48%	9.59%	9.54%
Tangible common equity to total tangible assets (1)	10.06%	9.84%	8.89%	9.25%	9.47%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted cost of interest-bearing deposits, and adjusted efficiency ratio. We recorded a one-time expense of $7.2 million in the fourth quarter of 2023 associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. We recognized an $8.6 million loss on sale of available-for-sale debt securities in non-interest income during the second quarter of 2025 due to restructuring the portfolio. We reversed a $2.3 million legal reserve from interest expense during the second quarter of 2025. We recognized a $7.8 million loss on sale of available-for-sale debt securities in non-interest income during the third quarter of 2025 due to continued restructuring of the portfolio. These adjustments to our results are unusual, or infrequent, in nature and are not considered to be part of our non-interest expense, non-interest income and interest expense run rates, respectively. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest margin, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted cost of interest-bearing deposits and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At September 30, 2025	At June 30, 2025	At March 31, 2025	At December 31, 2024	At September 30, 2024
Book value per share - GAAP	$32.62	$31.52	$30.57	$29.63	$28.79
Total common stockholders' equity - GAAP	1,781,647	1,721,783	1,668,900	1,616,772	1,570,269
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,768,032	$1,708,168	$1,655,285	$1,603,157	$1,556,654
Tangible book value per share - non-GAAP	$32.37	$31.27	$30.32	$29.38	$28.54

Stockholders' equity to total assets - GAAP	10.13%	9.91%	8.95%	9.32%	9.55%
Total assets - GAAP	$17,584,199	$17,378,628	$18,636,766	$17,351,643	$16,449,178
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$17,570,584	$17,365,013	$18,623,151	$17,338,028	$16,435,563
Tangible common equity to total tangible assets - non-GAAP	10.06%	9.84%	8.89%	9.25%	9.47%

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net income - GAAP	$65,571	$61,424	$59,907	$190,219	$162,069
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Loss on marketable securities	7,812	8,563	-	16,375	-
Tax on adjustments	(1,961)	(1,578)	-	(3,539)	(452)
Adjusted net income - non-GAAP	$71,422	$66,133	$59,907	$200,779	$163,416

Net income available to common stockholders - GAAP	$65,571	$61,393	$59,907	$190,188	$162,038
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Loss on marketable securities	7,812	8,563	-	16,375	-
Tax on adjustments	(1,961)	(1,578)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$71,422	$66,102	$59,907	$200,748	$163,385

Diluted earnings per share - GAAP	$1.20	$1.12	$1.10	$3.48	$2.97
Adjustments:
FDIC special assessment	-	-	-	-	0.03
Legal matter accrual reversal	-	(0.04)	-	(0.04)	-
Loss on marketable securities	0.14	0.16	-	0.30	-
Tax on adjustments	(0.04)	(0.03)	-	(0.07)	(0.01)
Adjusted diluted earnings per share - non-GAAP	$1.30	$1.21	$1.10	$3.67	$2.99

Net interest income, on a fully taxable-equivalent basis	$133,502	$131,777	$115,138	$388,897	$324,207
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Tax on adjustments	-	571	-	571	-
Adjusted net interest income, on a fully taxable-equivalent basis	$133,502	$130,072	$115,138	$387,192	$324,207

Net interest margin-GAAP	3.09%	3.10%	2.84%	3.04%	2.77%
Average earning assets	17,129,689	17,076,353	16,122,366	17,131,692	15,621,642
Adjusted net interest margin-non-GAAP	3.09%	3.06%	2.84%	3.02%	2.77%

Cost on interest bearing deposits-GAAP	3.41%	3.33%	4.12%	3.39%	4.09%
Interest expense deposits	98,735	93,488	113,211	286,968	321,948
Legal matter accrual reversal	-	2,276	-	2,276	-
Adjusted interest expense	$98,735	$95,764	$113,211	$289,244	$321,948
Average total interest bearing deposits	$11,482,480	$11,261,657	$10,940,164	$11,337,833	$10,523,767
Adjusted cost on interest bearing deposits-non-GAAP	3.41%	3.41%	4.12%	3.41%	4.09%

Return on average assets - GAAP	1.47%	1.40%	1.43%	1.44%	1.35%
Net income available to common stockholders - GAAP	$65,571	$61,393	$59,907	$190,188	$162,038
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Loss on marketable securities	7,812	8,563	-	16,375	-
Tax on adjustments	(1,961)	(1,578)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$71,422	$66,102	$59,907	$200,748	$163,385
Average assets - GAAP	$17,709,359	$17,626,503	$16,627,133	$17,681,999	$16,095,856
Adjusted return on average assets - non-GAAP	1.60%	1.50%	1.43%	1.52%	1.36%

Return on average common stockholders' equity - GAAP	14.88%	14.56%	15.55%	15.01%	14.51%
Net income available to common stockholders - GAAP	$65,571	$61,393	$59,907	$190,188	$162,038
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Loss on marketable securities	7,812	8,563	-	16,375	-
Tax on adjustments	(1,961)	(1,578)	-	(3,539)	(452)
Adjusted net income available to common stockholders - non-GAAP	$71,422	$66,102	$59,907	$200,748	$163,385
Average common stockholders' equity - GAAP	$1,747,825	$1,690,855	$1,533,083	$1,693,601	$1,491,877
Adjusted return on average common stockholders' equity non-GAAP	16.21%	15.68%	15.55%	15.85%	14.63%

Efficiency ratio	35.22%	33.46%	36.90%	34.56%	38.53%
Net interest income - GAAP	$133,448	$131,687	$115,121	$388,688	$323,491
Adjustments:
Legal matter accrual reversal	-	(2,276)	-	(2,276)	-
Adjusted net interest income - non-GAAP	$133,448	$129,411	$115,121	$386,412	$323,491
Total non-interest income - GAAP	2,833	421	8,549	11,531	26,253
Adjustments:
Loss on marketable securities	7,812	8,563	-	16,375	-
Adjusted non-interest income - non-GAAP	$10,645	$8,984	$8,549	$27,906	$26,253
Adjusted net interest income and non-interest income - non-GAAP	144,093	138,395	123,670	414,318	349,744
Non-interest expense - GAAP	$47,996	$44,204	$45,632	$138,307	$134,250
Adjustments:
FDIC special assessment	-	-	-	-	1,799
Adjusted non-interest expense - non-GAAP	$47,996	$44,204	$45,632	$138,307	$132,451
Adjusted efficiency ratio - non-GAAP	33.31%	31.94%	36.90%	33.38%	37.87%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2025	September 30, 2024	% Change
ASSETS
Cash and due from banks	$144,089	$142,372	1%
Interest-bearing balances due from depository institutions	1,191,447	1,614,317	(26)%
Federal funds sold and securities purchased with agreement to resell	437,769	3,542	12,259%
Cash and cash equivalents	1,773,305	1,760,231	1%
Available for sale debt securities, at fair value	1,178,144	1,139,007	3%
Held to maturity debt securities (fair value of $622,825 and $673,023, respectively)	671,595	728,580	(8)%
Restricted equity securities	12,203	11,300	8%
Mortgage loans held for sale	9,433	8,453	12%
Loans	13,311,967	12,338,226	8%
Less allowance for credit losses	(170,235)	(160,755)	6%
Loans, net	13,141,732	12,177,471	8%
Premises and equipment, net	60,704	61,328	(1)%
Goodwill	13,615	13,615	-%
Other assets	723,468	549,193	32%
Total assets	$17,584,199	$16,449,178	7%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,598,895	$2,576,329	1%
Interest-bearing	11,508,027	10,570,200	9%
Total deposits	14,106,922	13,146,529	7%
Federal funds purchased	1,488,150	1,542,623	(4)%
Other borrowings	64,750	64,741	-%
Other liabilities	142,730	125,016	14%
Total liabilities	15,802,552	14,878,909	6%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
September 30, 2025 and September 30, 2024	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,621,441 shares issued and outstanding at September 30, 2025, and 54,551,543
shares issued and outstanding at September 30, 2024	54	54	-%
Additional paid-in capital	237,236	235,649	1%
Retained earnings	1,548,098	1,365,701	13%
Accumulated other comprehensive loss	(4,241)	(31,635)	(87)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,781,147	1,569,769	13%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,781,647	1,570,269	13%
Total liabilities and stockholders' equity	$17,584,199	$16,449,178	7%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$210,987	$205,952	$614,444	$587,230
Taxable securities	17,338	17,493	49,923	49,630
Nontaxable securities	5	7	16	25
Federal funds sold and securities purchased with agreement to resell	4,724	31	6,336	1,110
Other interest and dividends	18,254	24,496	68,320	64,234
Total interest income	251,308	247,979	739,039	702,229
Interest expense:
Deposits	98,735	113,211	286,968	321,948
Borrowed funds	19,125	19,647	63,383	56,790
Total interest expense	117,860	132,858	350,351	378,738
Net interest income	133,448	115,121	388,688	323,491
Provision for credit losses	9,463	5,659	27,389	15,883
Net interest income after provision for credit losses	123,985	109,462	361,299	307,608
Non-interest income:
Service charges on deposit accounts	3,316	2,341	8,545	6,784
Mortgage banking	1,864	1,352	3,800	3,409
Credit card income	2,405	1,925	6,492	6,413
Securities losses	(7,812)	-	(16,375)	-
Bank-owned life insurance income	2,405	2,113	6,668	7,402
Other operating income	655	818	2,401	2,245
Total non-interest income	2,833	8,549	11,531	26,253
Non-interest expense:
Salaries and employee benefits	25,522	25,057	70,977	72,256
Equipment and occupancy expense	3,615	3,795	10,860	10,919
Third party processing and other services	8,095	8,035	23,838	22,666
Professional services	1,857	1,715	5,694	4,920
FDIC and other regulatory assessments	2,742	2,355	8,349	8,462
Other real estate owned expense	82	103	142	141
Other operating expense	6,083	4,572	18,447	14,886
Total non-interest expense	47,996	45,632	138,307	134,250
Income before income tax	78,822	72,379	234,523	199,611
Provision for income tax	13,251	12,472	44,304	37,542
Net income	65,571	59,907	190,219	162,069
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$65,571	$59,907	$190,188	$162,038
Basic earnings per common share	$1.20	$1.10	$3.48	$2.97
Diluted earnings per common share	$1.20	$1.10	$3.48	$2.97

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024
Commercial, financial and agricultural	$2,945,784	$2,966,191	$2,924,533	$2,869,894	$2,793,989
Real estate - construction	1,532,285	1,735,405	1,599,410	1,489,306	1,439,648
Real estate - mortgage:
Owner-occupied commercial	2,680,055	2,557,711	2,543,819	2,547,143	2,441,687
1-4 family mortgage	1,625,296	1,561,461	1,494,189	1,444,623	1,409,981
Non-owner occupied commercial	4,448,710	4,338,697	4,259,566	4,181,243	4,190,935
Subtotal: Real estate - mortgage	8,754,061	8,457,869	8,297,574	8,173,009	8,042,603
Consumer	79,837	73,095	65,314	73,627	61,986
Total loans	$13,311,967	$13,232,560	$12,886,831	$12,605,836	$12,338,226

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024
Allowance for credit losses:
Beginning balance	$169,959	$165,034	$164,458	$160,755	$158,092
Loans charged off:
Commercial, financial and agricultural	7,947	6,849	2,415	3,899	3,020
Real estate - construction	-	-	46	-	-
Real estate - mortgage	1,294	581	3,571	560	252
Consumer	109	72	60	211	155
Total charge offs	9,350	7,502	6,092	4,670	3,427
Recoveries:
Commercial, financial and agricultural	237	959	171	1,801	616
Real estate - construction	30	-	-	-	-
Real estate - mortgage	-	1	-	23	2
Consumer	21	58	27	151	37
Total recoveries	288	1,018	198	1,975	655
Net charge-offs	9,063	6,484	5,894	2,695	2,772
Provision for credit losses	9,338	11,409	6,470	6,398	5,435
Ending balance	$170,235	$169,959	$165,034	$164,458	$160,755

Allowance for credit losses to total loans	1.28%	1.28%	1.28%	1.30%	1.30%

Allowance for credit losses to total average loans	1.29%	1.31%	1.30%	1.32%	1.30%
Net charge-offs to total average loans	0.27%	0.20%	0.19%	0.09%	0.09%

Provision for credit losses to total average loans	0.28%	0.35%	0.21%	0.21%	0.17%
Nonperforming assets:
Nonaccrual loans	$166,662	$68,619	$73,793	$39,501	$37,075
Loans 90+ days past due and accruing	965	3,549	111	2,965	2,093
Other real estate owned and
repossessed assets	611	311	756	2,531	2,723
Total	$168,238	$72,479	$74,660	$44,997	$41,891

Nonperforming loans to total loans	1.26%	0.55%	0.57%	0.34%	0.32%
Nonperforming assets to total assets	0.96%	0.42%	0.40%	0.26%	0.25%
Nonperforming assets to earning assets	1.00%	0.43%	0.41%	0.26%	0.26%
Allowance for credit losses to nonaccrual loans	102.14%	247.69%	223.64%	416.34%	433.59%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2025	2nd Quarter 2025	1st Quarter 2025	4th Quarter 2024	3rd Quarter 2024
Interest income:
Interest and fees on loans	$210,987	$206,521	$196,936	$200,875	$205,952
Taxable securities	17,338	16,562	16,023	16,905	17,493
Nontaxable securities	5	5	6	6	7
Federal funds sold with agreement to resell	4,724	1,592	20	18	31
Other interest and dividends	18,254	21,955	28,111	26,088	24,496
Total interest income	251,308	246,635	241,096	243,892	247,979
Interest expense:
Deposits	98,735	93,488	94,745	98,702	113,211
Borrowed funds	19,125	21,460	22,798	22,022	19,647
Total interest expense	117,860	114,948	117,543	120,724	132,858
Net interest income	133,448	131,687	123,553	123,168	115,121
Provision for credit losses	9,463	11,296	6,630	5,704	5,659
Net interest income after provision for credit losses	123,985	120,391	116,923	117,464	109,462
Non-interest income:
Service charges on deposit accounts	3,316	2,671	2,558	2,650	2,341
Mortgage banking	1,864	1,323	613	1,513	1,352
Credit card income	2,405	2,119	1,968	1,867	1,925
Securities losses	(7,812)	(8,563)	-	-	-
Bank-owned life insurance income	2,405	2,126	2,137	2,131	2,113
Other operating income	655	745	1,001	642	818
Total non-interest income	2,833	421	8,277	8,803	8,549
Non-interest expense:
Salaries and employee benefits	25,522	22,576	22,879	24,062	25,057
Equipment and occupancy expense	3,615	3,523	3,722	3,600	3,795
Third party processing and other services	8,095	8,005	7,738	8,515	8,035
Professional services	1,857	1,904	1,933	1,981	1,715
FDIC and other regulatory assessments	2,742	2,753	2,854	2,225	2,355
Other real estate owned expense	82	27	33	58	103
Other operating expense	6,083	5,416	6,948	6,455	4,572
Total non-interest expense	47,996	44,204	46,107	46,896	45,632
Income before income tax	78,822	76,608	79,093	79,371	72,379
Provision for income tax	13,251	15,184	15,869	14,198	12,472
Net income	65,571	61,424	63,224	65,173	59,907
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$65,571	$61,393	$63,224	$65,142	$59,907
Basic earnings per common share	$1.20	$1.12	$1.16	$1.19	$1.10
Diluted earnings per common share	$1.20	$1.12	$1.16	$1.19	$1.10

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2025		2nd Quarter 2025		1st Quarter 2025		4th Quarter 2024		3rd Quarter 2024
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$13,175,297	6.34%	$12,979,759	6.37%	$12,683,077	6.29%	$12,414,065	6.43%	$12,351,073	6.63%
Tax-exempt (2)	30,478	5.47	30,346	5.51	25,044	4.94	13,198	1.57	15,584	1.86
Total loans, net of unearned
income	13,205,775	6.34	13,010,105	6.37	12,708,121	6.28	12,427,263	6.43	12,366,657	6.62
Mortgage loans held for sale	11,351	4.82	11,739	5.23	6,731	4.76	9,642	5.36	10,674	3.80
Debt securities:
Taxable	1,926,101	3.60	1,965,089	3.37	1,934,739	3.31	1,932,547	3.49	1,955,632	3.57
Tax-exempt (2)	444	5.41	492	4.88	589	5.43	606	5.28	815	4.42
Total securities (3)	1,926,545	3.60	1,965,581	3.37	1,935,328	3.31	1,933,153	3.49	1,956,447	3.57
Federal funds sold and securities
purchased with agreement to resell	365,733	5.12	124,303	5.14	1,670	4.86	1,596	4.49	2,106	5.86
Restricted equity securities	12,167	6.36	12,146	6.64	11,461	7.43	11,290	6.80	11,290	7.36
Interest-bearing balances with banks	1,608,118	4.45	1,952,479	4.47	2,526,382	4.48	2,143,474	4.81	1,775,192	5.46
Total interest-earning assets	$17,129,689	5.82%	$17,076,353	5.80%	$17,189,693	5.69%	$16,526,418	5.87%	$16,122,366	6.12%
Non-interest-earning assets:
Cash and due from banks	103,470		109,506		108,540		103,494		103,539
Net premises and equipment	60,614		59,944		59,633		60,708		60,607
Allowance for credit losses, accrued
interest and other assets	415,586		380,700		352,282		346,763		340,621
Total assets	$17,709,359		$17,626,503		$17,710,148		$17,037,383		$16,627,133

Interest-bearing liabilities:
Interest-bearing deposits:
Checking (4)	$2,069,440	2.16%	$2,222,000	1.78%	$2,461,900	2.38%	$2,353,439	2.61%	$2,318,384	2.97%
Savings	103,668	1.66	101,506	1.63	101,996	1.61	102,858	1.52	102,627	1.76
Money market	7,965,115	3.67	7,616,747	3.67	7,363,163	3.61	7,067,265	3.86	7,321,503	4.45
Time deposits	1,344,257	3.97	1,321,404	4.09	1,361,558	4.24	1,286,754	4.45	1,197,650	4.52
Total interest-bearing deposits	11,482,480	3.41	11,261,657	3.33	11,288,617	3.40	10,810,316	3.63	10,940,164	4.12
Federal funds purchased	1,640,377	4.46	1,855,860	4.49	1,994,766	4.50	1,767,749	4.80	1,391,118	5.42
Other borrowings	64,761	4.21	64,750	4.26	64,750	4.30	64,738	4.22	64,738	4.22
Total interest-bearing liabilities	$13,187,618	3.55%	$13,182,267	3.50%	$13,348,133	3.57%	$12,642,803	3.80%	$12,396,020	4.26%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	2,651,043		2,633,552		2,600,775		2,672,875		2,575,575
Other liabilities	122,873		119,829		120,291		130,457		122,455
Stockholders' equity	1,762,980		1,716,232		1,670,402		1,624,084		1,574,902
Accumulated other comprehensive
loss	(15,155)		(25,377)		(29,453)		(32,836)		(41,819)
Total liabilities and
stockholders' equity	$17,709,359		$17,626,503		$17,710,148		$17,037,383		$16,627,133
Net interest spread		2.27%		2.30%		2.12%		2.07%		1.86%
Net interest margin		3.09%		3.10%		2.92%		2.96%		2.84%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $6,103, $4,430, $3,764, $4,460, and $3,949 are included in interest income in the third quarter of 2025, second quarter of 2025, first quarter of 2025, fourth quarter of 2024, and third quarter of 2024, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(22,574), $(36,381), $(41,970), $(46,652), and $(58,802) for the third quarter of 2025, second quarter of 2025, first quarter of 2025, fourth quarter of 2024, and third quarter of 2024, respectively, are excluded from the yield calculation.
(4) Includes impact of reversal of a $2.3 million accrual related to a legal matter during the second quarter of 2025. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures."

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com